Exhibit 99.1

Shrink Nanotechnologies Closes Transaction to Sell BlackBox Semiconductor Inc. and Its Intellectual Property for Leading Semiconductor Technologies

BlackBox's Solution-processed (printable) Next Generation Semiconductors to Replace Batch Manufacturing with High Throughput Methods to Lower Manufacturing Costs and Improve Electronic Efficiency

Company to Trade under the Symbol VTDI

IRVINE, Calif., June 3, 2011 /PRNewswire/ -- Shrink Nanotechnologies, Inc. ("Shrink") (OTC Markets: INKN) and BlackBox Semiconductor, Inc. (OTCBB:VTDI.ob - News) announced today the execution of the share exchange whereby 100% of the equity interests of BlackBox Semiconductor, Inc. (the Nevada company) were sold to BlackBox Semiconductor, Inc. (the publicly traded Delaware company).  Additionally, a cash payment is due to be made to Shrink and BlackBox is to receive approximately 14,000,000 shares of Shrink common stock.

Shrink CEO, Mark L. Baum, commented, "We are happy to have executed the final share exchange agreement to sell BlackBox Semiconductor which will trade as a separate public company.  We believe this transaction will unlock significant value for Shrink's shareholders as the BlackBox management team, led by David Duncan, CEO of BlackBox, execute on a well thought out and promising business strategy to bring 'electronic glue' chemistries to many multi-billion dollar market opportunities."

BlackBox's semiconductor chemistries are being developed to manufacture rigid and flexible surfaces and enable large semiconductor devices.  Semiconductor nanostructures exhibit unique optical and electronic properties that have the potential to create a new generation of semiconductor materials for a range of large market applications including:

(i)     Photovoltaics,

(ii)    Energy storage,

(iii)   Optical sensing and;

(iv)   Other printed electronics

Semiconductor electronic glue chemistry incorporates engineered inorganic semiconductor and metal nanostructures with proprietary and patent pending electronic glues that are maintained and deposited in liquid form.  BlackBox semiconductor liquids can be deposited using low-cost printing and other high throughput techniques to create high-performing, solid semiconductor films and structures.

BlackBox technology solves the problem of previously attempted solution-processed inorganic semiconductor methods that were limited by poor electronic performance.  Its electronic glue chemistry allows efficient transfer of electric charges between the semiconductor nanomaterials and results in high transport and mobility of charge carriers through the manufactured semiconductor solid.

About BlackBox Semiconductor, Inc.

BlackBox Semiconductor, Inc. is a research, development, and technology application company dedicated to the commercial adoption of a chemistry platform that produces semiconductor thin-films and other structures from solution-based processes. Its proprietary and patent pending electronic glue technology improves the electronic properties for solution produced semiconductor materials for use in existing and next generation applications within the renewable energy and electronics industries.

Contact:

For BlackBox Semiconductor, Inc.

David Duncan

(518) 935-2830 x1102

Contact:

For Shrink Nanotechnologies, Inc.

Mark L. Baum

(760) 692-1160

About Shrink Nanotechnologies, Inc.

Shrink Nanotechnologies, Inc. is a FIGA™ organization, focusing on leveraging contributions from experts in Finance, Industry, Government and Academia. Operating as a high-technology development-stage company, Shrink licenses, owns and develops proprietary and patent-pending nano-sized technologies, components and product systems for a number of leading edge technology markets of varying sizes. For more information, please visit www.shrinknano.com.

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only. Actual results may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Shrink's ability to obtain additional financing and to build and develop markets for Shrink's biotechnology and other technologies and products. These factors should be strongly considered when making a decision to acquire or maintain a financial interest in Shrink, including consulting with a FINRA registered representative prior to making such decision. Shrink undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Shrink's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Shrink's success are more fully disclosed in Shrink's most recent public filings with the U.S. Securities and Exchange Commission.

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